EXHIBIT 99.1
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                                                           FOR IMMEDIATE RELEASE
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                                                                October 28, 2005
                                                    Contact:  Mr. Donald A. Moll
                                                      Telephone:  (773) 382-2110
                                                    E-mail:  dmoll@royal-bank.us


            ROYAL FINANCIAL, INC. ANNOUNCES RESULTS OF ANNUAL MEETING


CHICAGO, ILLINOIS - OCTOBER 28, 2005 - Royal Financial, Inc. (OTC Bulletin
Board: RYFL.0B) (the "Company"), the holding company of Royal Savings Bank, announced that at its 2005 annual meeting held on October 26, 2005, the Company's stockholders reelected Peter C. Rolewicz and Rodolfo Serna as Class I directors to serve a three-year term expiring in 2008, approved the Company's 2005 Stock Option Plan and 2005 Management Recognition and Retention Plan, and ratified its appointment of Crowe Chizek and Company LLC as the Company's independent auditor for its fiscal year ending June 30, 2006.

Initially chartered in 1887, Royal Savings Bank offers a range of checking and savings products, a full line of home and personal loans and commercial lending solutions. Royal Savings Bank operates two branches in southern Chicago and one branch in the south suburbs of Chicago.